UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2006

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando,
Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944
Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 30, 2006, the Registrant issued a press release disclosing that additional time would be needed to finalize its 2005 audit, that the scheduled conference call and web cast regarding results have been postponed, and updating financial guidance.

Certain financial measures set forth in the press release constitute non-GAAP financial measures. A quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is not currently possible in that the Registrant is not presently able to estimate what non-cash charges it will ultimately incur in 2006 due to the impact of derivative securities accounting and the costs arising from the defense of pending legal actions. Such charges and costs could be significant. Management believes the included non-GAAP financial measures are useful in that they provide investors with the best currently available information regarding the Registrant's operations and financial performance.

A copy of the press release is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 30, 2006		PAINCARE HOLDINGS, INC.

	BY:	/s/ MARK SZPORKA
Chief Financial Officer